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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports: dated February 16, 1998, with respect to the financial statements and schedule of Genesis Direct, Inc.; dated June 6, 1997, with respect to the financial statements of Manny's Baseball Land, Inc.; and dated January 30, 1998 with respect to the financial statements of Select Service & Supply Co., Inc. in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-47455) and related Prospectus of Genesis Direct, Inc. for the registration of 10,125,000 shares of its common stock.

                                            Ernst & Young LLP
Hackensack, New Jersey

The foregoing consent is in the form that will be signed upon the completion of the common stock split described in Note 16 to the consolidated financial statements.

                                            /s/ Ernst & Young LLP

Hackensack, New Jersey

April 16, 1998